UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2011

SENSATA TECHNOLOGIES HOLDING N.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal Executive Offices, including Zip Code)

31-546-879-555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2011, Sensata Technologies, Inc. (“STI”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (“Sensata”), entered into a Share Purchase Agreement (the “SPA”) with Elex N.V. and Epiq N.V. (together, the “Sellers”), each of which is incorporated in Belgium. Pursuant to the SPA, STI and certain other subsidiaries of Sensata will purchase from the Sellers all of the outstanding equity interests of the Sensor-NITE Group Companies for an aggregate cash purchase price of approximately €225 million, or approximately $325 million based on current exchange rates, subject to a post-closing working capital adjustment.

The SPA contains customary representations, warranties and covenants. STI expects to complete the transactions contemplated by the SPA in the third quarter of 2011, subject to the satisfaction of customary closing conditions, including, among others, the approval of certain regulatory authorities in Germany and, if applicable, the European Commission and any Member State thereof.

The foregoing description of the SPA is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.1 and is incorporated in this report by reference.

A copy of the press release announcing entry into the SPA is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 14, 2011, by and among Sensata Technologies, Inc., Elex N.V. and Epiq N.V.

99.1	Press Release issued by Sensata Technologies Holding N.V., dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: June 16, 2011	By:	Jeffrey Cote
	Title:	Chief Administrative and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Share Purchase Agreement, dated June 14, 2011, by and among Sensata Technologies, Inc., Elex N.V. and Epiq N.V.

99.1	Press Release issued by Sensata Technologies Holding N.V., dated June 15, 2011.